Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-188444 on Form S-3 and Registration Statement Nos. 333-183148, 333-180483, and 333-158828 on Form S-8 of Rosetta Stone Inc. of our report dated June 12, 2013, relating to the financial statements of Livemocha, Inc., as of and for the years ended December 31, 2012 and 2011, appearing in this Form 8-K/A of Rosetta Stone Inc.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 12, 2013